Exhibit 99.1

INVESTOR DAY High-Grade, Silver-Geared Producer with Exceptional Organic Growth Potential Ma r c h 1 8 , 2 O2 1

DISCLAIMER This presentation has been prepared by Gatos Silver, Inc. ("Gatos Silver" or the “Company” ) for the exclusive use of the party to whom the Company delivers this presentation. Cautionary Note Regarding Forward-Looking Statements Certain statements in this presentation may constitute “forward-looking statements”. Those statements include, but are not limited to, statements with respect to production from the Cerro Los Gatos Mine, further exploration of the Los Gatos District, including the repurchase of an 18.5% interest in our affiliate entities, Minera Plata Real S. de R.L. de C.V., Operaciones San Jose de Plata S. de R.L. de C.V. and Servicios San Jose de Plata S. de R.L. de C.V. (collectively, the “Los Gatos Joint Venture” or the “LGJV”), a feasibility study to be completed at the Cerro Los Gatos Mine for a 3,000 tpd production rate expansion, estimated calculations of mineral reserves and resources at our properties, results of the economic analysis contained in the Los Gatos Technical Report, our business strategy, general administrative expenses, the completion of the Reorganization, the entry into the Management Service Agreement, payment of royalty payments, production and sale of concentrates, future strategic infrastructure development at the Cerro Los Gatos Mine, expected cost savings, projected attributable net revenue and free cash flow, estimates of tax liabilities, our prospects, plans and objectives, industry trends, our requirements for additional capital, expectations generally regarding treatment under applicable government regimes for permitting or attaining approvals, unanticipated reclamation expenses, government regulation, environmental risks, reclamation and rehabilitation expenses, title disputes or claims, synergies of potential future acquisitions, expected actions of third parties, and limitations of insurance coverage. These statements are generally identified by the use of words such as “may,” “might,” “could,” “would,” “achieve,” “budget,” “scheduled,” “forecasts,” “should,” “expects,” “plans,” “anticipates,” ‘‘believes,’’ “estimates,” ‘‘predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our industry. All forward-looking statements speak only as of the date on which they are made. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions concerning future events that are difficult to predict. Therefore, actual future events or results may differ materially from these statements. There are, or will be, important factors that could cause actual results to differ materially from those expressed or implied by forward-looking statements and recipients are cautioned not to place undue reliance on these statements. The Company does not undertake any obligation to publicly update these forward-looking statements, except as required by law. Market & Industry Data This presentation includes market and industry data and forecasts that we have developed from independent research reports, publicly available information, various industry publications, other published industry sources or our internal data and estimates. Independent research reports, industry publications and other published industry sources generally indicate that the information contained therein was obtained from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. Although we believe that the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based on information obtained from trade and business organizations and other contacts in the markets in which we operate and our management’s understanding of industry conditions. Although we believe that such information is reliable, we have not had such information verified by any independent sources. Comparables The comparable information about other issuers was obtained from public sources and has not been verified by the Company of the Underwriters. Comparable means information that compares an issuer to other issuers. The information is a summary of certain relevant operational attributes of certain mining and resource companies and has been included to provide the prospective investor an overview of the performance of what are expected to be comparable issuers. The comparables are considered to be an appropriate basis for comparison with the Company based on their industry, size, operating scale, commodity mix, jurisdiction, capital structure and additional criteria. The comparable issuers face different risks from those applicable to the Company. Investors are cautioned that there are risks inherent in making an investment decision based on the comparables, that past performance is not indicative of future performance and that the performance of the Company may be materially different from the comparable issuers. If the comparables contain a misrepresentation, investors do not have a remedy under securities legislation in any province in Canada. Accordingly, investors are cautioned not to put undue reliance on the comparables in making an investment decision. Notice Regarding Mineral Disclosure In October 2018, the Securities and Exchange Commission (the “SEC”) adopted amendments to its current disclosure rules to modernize the mineral property disclosure requirements for mining registrants. The amendments include the adoption of a new subpart 1300 of Regulation S-K, which will govern disclosure for mining registrants (the “SEC Mining Modernization Rules”). The SEC Mining Modernization Rules replace the historical property disclosure requirements for mining registrants that were included in the SEC’s Industry Guide 7 and better align disclosure with international industry and regulatory practices, including the Canadian National Instrument—43-101—Standards of Disclosure for Mineral Projects (“NI 43-101”). Although compliance with the SEC Mining Modernization Rules is not required until January 1, 2021, the Company has chosen to voluntarily comply with the SEC Mining Modernization Rules in this presentation. As used herein, references to the “Los Gatos Technical Report’’ are to the ‘‘NI 43-101 Technical Report: Los Gatos Project, Chihuahua, Mexico,’’ prepared by Guillermo Dante Ramírez-Rodríguez, Leonel Lopez, Kira Johnson, Keith Thompson, Kenneth Smith, Luis Quirindongo and Max Johnson each of whom are employees or consultants with Tetra Tech, Inc. and each of whom is a “Qualified Person,” as defined in NI 43-101, dated July 2020 with an effective date of July 1, 2020, which was prepared in accordance with the requirements of the SEC Mining Modernization Rules and NI 43-101. Any scientific and technical information included in this presentation that is (i) derived from the summaries in the third amended and restated preliminary base PREP prospectus of the Los Gatos Technical Report but which was not specifically prepared by the qualified persons who are the authors of the Los Gatos Technical Report or (ii) scientific or technical information not summarized or extracted from the Los Gatos Technical Report has been approved by Philip Pyle, Vice President of Exploration and Chief Geologist of the Company. The mineral resource estimates contained in the Los Gatos Technical Report have an effective date of September 6, 2019 and have not been updated since that time and include mineral reserves. The mineral reserve estimates and the economic analysis contained in the Los Gatos Technical Report have an effective date of July 1, 2020 and have not been updated since that time and exclude 655,746 tonnes of mineral reserves that have been mined through June 30, 2020. This presentation uses the term “inferred mineral resources.” Inferred mineral resources are subject to uncertainty as to their existence and as to their economic and legal feasibility. The level of geological uncertainty associated with an inferred mineral resource is too high to apply relevant technical and economic factors likely to influence the prospects of economic extraction in a manner useful for evaluation of economic viability. Because the Company has elected to voluntarily comply with the SEC Mining Modernization Rules, the mineral property disclosure included in this presentation may not be comparable to similar information provided by other issuers that have not elected to early adopt such rules. Other Certain monetary amounts, percentages and other figures included in this presentation have been subject to rounding adjustments. Certain other amounts that appear in this presentation may not sum due to rounding. This presentation contains certain supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles (“GAAP”). These non-GAAP measures are in addition to, and not a substitute or superior to, measures of financial performance prepared in accordance with GAAP. 3

VISION 2021 | DEVELOPING THE FUTURE

New silver producer taking big strides and positioned for decades of growth

GATOS SILVER

1 Key value creation catalysts completed

- Increased ownership in the LGJV to 70% and Los Gatos Joint Venture (LGJV) Working Capital Facility (WCF) retired

2 Emergence of a new silver district

- Second largest in-production silver property in Mexico at 103,087 hectares; only 15% of which has been explored to date
- Definitional drilling Cerro Los Gatos commenced in December 2020.
- Exploration drilling at Santa Valeria target commenced in March 2021.
- Exploration drilling at Esther target to commence in second half of 2021.

3 Keen focus on 2021 sustaining development and production growth

- Numerous strategic capital initiatives underway at Cerro Los Gatos in 2021 enhancing mining efficiencies and furthering best-in-class standards.
- Cerro Los Gatos 2021 production increasing to life-of-mine average production

4 Robust 2020 production in a remarkably challenging year

- Reached design 2,500 tpd by end of 2020
- Post Covid19-suspension, achieved Ag production targets and exceeded Zn production targets per Technical Report

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ISION 2021|CONTINUED COMMITMENT TO ESG Industry leading commitment to the environment, social and governance ✚ CLG built to higher environmental standards than required by Mexican law Fully-lined tailings impoundment facility Enclosure of conveyors and ore storage dome Strong community support at CLG ✚ Over 99% of the approximately 540 employees reside in Mexico ✚ Workforce composition: Approx. 20% Female / 80% Male ✚ Workforce residence geography: Local communities 24% / Chihuahua state 60%: Proactive Response to COVID-19 ✚ Numerous health, safety and sanitation precautions implemented Cumulative Injury Frequency Rate (LTIFR)(1) at CLG 4.00 201820192020 2018 Target 2019 Target 2020 Target 3.00 2.00 1.00 1.22 0.415 0.347 0.39 0.34 ------0.18 JanFebMarAprMayJunJulAugSepOctNovDec Lost Time Injury Frequency Rate is calculated as (total number of injuries / hours worked) x 200,0005

ISION 2021|BUILDING ON A SUCCESSFUL 2020 2020 Key Stats 4.2 million ounces Ag 4.9 thousand ounces Au 27.4 million pounds Pb 34.2 million pounds Zn ✚ Operating costs were in line with expectations given temporary suspension and optimized ramp-up during second half of 2020. ✚ Average monthly process plant throughput has improved consistently in the second half of 2020 ✚ Ramp-up to 2,500 tpd design rate achieved in late December 2020 Metal Q1Q2Q3Q4 RecoveryRecoveryRecoveryRecovery Tech. Report Estimated Recovery Silver 80.5% 84.8% 85.1% 86.2% 85.2% Gold 62.0% 62.1% 61.9% 62.7% 63.9% Zinc 69.4% 78.6% 73.9% 73.3% 73.2% Lead 83.9% 86.9% 87.3% 87.1% 85.2% ✚ Strong plant recoveries growth throughout year Source: Company Press Releases 6 .

ISION 2021|VALUE CATALYST ACHIEVEMENTS LGJV ownership increased to 70% and WCF extinguished ✚ March 9, 2021: Definitive agreement reached with Dowa Metals and Mining (Dowa) for Gatos Silver (GSI) to purchase 18.5% of LGJV and concurrent retirement of LGJV WCF. ✚ March 11, 2021: Transaction closed; rebalancing LGJV ownership to GSI 70% and Dowa 30%. ✚ GSI ownership purchase, inclusive of fees and taxes, was $71.5M. Extremely value-accretive transaction resulting in an additional 18.5% ownership of the entire Los Gatos District. ✚ GSI attributable 70% portion of WCF retirement was $42M. Additional transactional value enhancers ✚ Additional ownership of prolific district and recently commissioned producing mine with high leverage to silver in a robust silver environment. ✚ Cessation of interest on working capital facility ✚ Cessation of WCF arrangement fee payable by GSI 7

VISION 2021 | FOUNDATIONAL FOCUS

2021 Guidance

Numerous strategic capital initiatives to enhancing production proficiency and best-in-class standards

- Expected sustaining capital expenditures: $65-$75M
- Construction of CLG paste plant commences
- Additional tailings capacity to be added
- Installation of second CLG mine refrigeration unit

CLG production approaching life-of mine averages

- 2021 recovered metal in concentrate[1]:
    - 7.5 – 7.9 million ounces Ag
    - 4.5 – 5.0 thousand ounces Au
    - 40 - 42 million pounds Pb
    - 49 - 52 million pounds Zn
- AISC: $17.00 - $17.50/Ag oz[1][2]

Source: Company Records
1) Based on metal prices of $24.00/oz silver, $1.09/lb zinc, $0.87/lb lead and $1900/oz gold
2) By-product AISC basis

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APPENDIX 9

LOS GATOS DISTRICT-MINERAL RESERVES & RESOURCES (100% BASIS) Significant amount of M&I and Inferred Resources not included in current economic analysis Source: Los Gatos Technical Report Note: Mineral resources shown inclusive of mineral reserves; totals may not add due to rounding. Note: CLG mineral reserves based on a $70 NSR cut-off value; mineral resources based on cut-off grade of 150 grams silver equivalent/tonne at assumed metal prices of $18.00/toz silver, $0.92/lb lead and $1.01/lb zinc; gold was not considered in silver equivalent10 calculation. Note: Esther and Amapola mineral resources based on a cut-off grade of 100 g/t silver equivalent using metal prices of $22.30/toz silver,$0.97/lb lead and $0.91/lb zinc.

ISION 2021|LOS GATOS DISTRICT & SANTA VALERIA ✚ The LGJV owns all of the surface rights covering CLG, and the Esther and Amapola deposits ✚ Significant exploration upside at Esther deposit and Amapola deposit Advanced exploration stage NI43-101 resource statements completed Strong grade continuity along system Similar characteristics identified during preliminary work at CLG 103,087 Hectares of Contiguous Mineral Rights ✚ Eleven other mineralized zones identified and defined by high-grade drill intersections in the Los Gatos District ✚ 100% owned Santa Valeria target resides on the eastern fault boundary and appears to be a geologic mirror of Cerro Los Gatos 11

PROACTIVE RESPONSE TO COVID-19 Focus on the Company’s employees and community ✚ COVID-19 protocols implemented at site Extended rotations to minimize potential exposure PCR (nasal) testing for employees and contractors prior to site entry Quarantine protocols, including use of local hotels for isolation, if positive Covid-19 tests received Physical distancing / PPE / sanitization ✚ Provided support to the local communities PPE & medical equipment donations Infection prevention campaigns Post Suspension Operations ✚ Operations resumed late May 2020 ✚ No material disruption to supply chain ✚ Additional workforce employed ✚ Achieved design rate of 2,500 tpd by late December 2020. 12

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